UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	27-0676603
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

875 Third Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Class B-1 Common Stock, par value $0.01 per share

Class B-2 Common Stock, par value $0.01 per share

Class B-3 Common Stock, par value $0.01 per share

Class B-4 Common Stock, par value $0.01 per share

Class F Stock, no par value per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of Towers Watson & Co.’s Class B-1 Common Stock, par value $0.01 per share, Class B-2 Common Stock, par value $0.01 per share, Class B-3 Common Stock, par value $0.01 per share, Class B-4 Common Stock, par value $0.01 per share, and Class F Stock, no par value per share, is set forth under the heading “Description of Capital Stock, Certificate of Incorporation and Bylaws” in its Registration Statement on Form S-1 (File No. 333-168201) filed with the Securities and Exchange Commission on July 19, 2010, as amended on September 13, 2010, including any form of prospectus contained in such Registration Statement filed under Rule 424(b) under the Securities Act of 1933, as amended. Such description of Towers Watson & Co.’s Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock and Class F Stock is incorporated by reference in this Item 1.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Towers Watson & Co., incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-168201) filed on September 13, 2010.

4.2	Amended and Restated Bylaws of Towers Watson & Co., incorporated by reference to Exhibit 3.4 of Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-161705) filed on November 9, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TOWERS WATSON & CO.

By:	/S/ WALTER W. BARDENWERPER
Name:	Walter W. Bardenwerper
Title:	General Counsel and Secretary

Date: September 29, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Towers Watson & Co., incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-168201) filed on September 13, 2010.

4.2	Amended and Restated Bylaws of Towers Watson & Co., incorporated by reference to Exhibit 3.4 of Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-161705) filed on November 9, 2009.